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                                                                   Exhibit 10.27

                        FORM OF EXCHANGE AGENT AGREEMENT



                                    ____________, 1999


U.S. Bank Trust National Association
100 Wall Street
Suite 1600
New York, New York 10005

Ladies and Gentlemen:

          G+G Retail, Inc., a Delaware corporation (the "Issuer"), proposes to make an offer (the "Exchange Offer") to exchange its 11% Senior Notes due 2006 (the "Old Notes") for its 11% Senior Notes due 2006 which have been registered under the Securities Act of 1933 (the "New Notes"). The terms and conditions of the Exchange Offer as currently contemplated are set forth in a prospectus, dated ____________, 1999 (the "Prospectus"), to be distributed to all record holders of the Old Notes as of ___________, 1999. The Old Notes and the New Notes are collectively referred to herein as the "Notes."

          The Issuer hereby appoints U.S. Bank Trust National Association ("U.S. Bank Trust") to act as exchange agent (the "Exchange Agent") in connection with the Exchange Offer. References herein to "you" shall refer to U.S. Bank Trust. Capitalized terms used but not defined in this letter have the meanings ascribed to them in the Prospectus.

          The Exchange Offer is expected to be commenced by the Issuer on or about __________ __, 1999. The Letter of Transmittal accompanying the Prospectus (or in the case of book entry securities, an Agent's Message in lieu of such Letter of Transmittal) is to be used by the holders of the Old Notes to accept the Exchange Offer. The Letter of Transmittal contains instructions with respect to (i) the delivery of certificates for Old Notes tendered in connection therewith and (ii) the book-entry transfer of Notes to the Exchange Agent's account. The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility (as defined below) over its Automated Tender Offer Program ("ATOP") system to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that (i) the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant in ATOP, (ii) such participant has received and agrees to be bound by, and make the representations and warranties contained in, the Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, the applicable notice of guaranteed delivery) and (iii) the Issuer may enforce such Letter of Transmittal against such participant.
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          The Exchange Offer shall expire at 5:00 P.M., New York City time, on
_________ __, 1999 or on such later date or time to which the Issuer may extend the Exchange Offer (the "Expiration Date"). Subject to the terms and conditions set forth in the Prospectus, the Issuer expressly reserves the right to extend the Exchange Offer from time to time by giving oral (to be confirmed in writing) or written notice to you before 9:00 A.M., New York City time, on the business day following the previously scheduled Expiration Date.

          The Issuer expressly reserves the right to extend or terminate the Exchange Offer, and to refuse to accept for exchange any Old Notes not theretofore accepted for exchange if any of the conditions set forth in the Prospectus under the caption "The Exchange Offer - Certain Conditions to the Exchange Offer" have not been satisfied. The Issuer also expressly reserves the right to amend the terms of the Exchange Offer in any manner. The Issuer will give oral (confirmed in writing) or written notice of any amendment, extension, termination or nonacceptance of Old Notes to you promptly after any amendment, extension, termination or nonacceptance.

          In carrying out your duties as Exchange Agent, you are to act in accordance with the following instructions:

          1. You will establish an account with respect to the Old Notes at The Depository Trust Company (the "Book-Entry Transfer Facility") for purposes of the Exchange Offer within two business days after the date of the Prospectus, or, if you already have established an account with the Book-Entry Transfer Facility suitable for the Exchange Offer, you will identify such pre-existing account to be used in the Exchange Offer, and any financial institution that is a participant in the Book-Entry Transfer Facility's system shall make book-entry delivery of the Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into your account in accordance with the Book-Entry Transfer Facility's ATOP procedures for transfer.

          2. You are to examine each of the Letters of Transmittal and certificates for Old Notes (or confirmation of book-entry transfer into your account at the Book-Entry Transfer Facility) and any Agent's Message or other documents delivered or mailed to you by or for holders of the Old Notes to ascertain whether: (i) the Letters of Transmittal (or, in the case of a book-entry transfer, an Agent's Message in lieu of such Letter of Transmittal) and any required signature guarantees and any other required documents appear to be duly executed and properly completed in accordance with instructions set forth therein and (ii) the Old Notes have otherwise been properly tendered. In the event that a holder of Old Notes tenders such Old Notes pursuant to the guaranteed delivery procedures described in the Prospectus, you shall, in addition to the foregoing, comply with the procedures described in the section of the Prospectus captioned "The Exchange Offer - Guaranteed Delivery Procedures" and shall examine any Notice of Guaranteed Delivery (as defined in the Prospectus) delivered or mailed to you by an Eligible Institution (as defined in the Letter of Transmittal) on behalf of holders of the Old Notes to ascertain whether it appears to be duly executed and properly completed in accordance with instructions set forth in that section of the Prospectus. In each case where the Letter of Transmittal (or an Agent's

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Message in lieu thereof), any required signature guarantees and any other required documents have been improperly completed or executed or any of the certificates for Old Notes are not in proper form for transfer or some other irregularity in connection with the acceptance of the Exchange Offer exists, you will endeavor to inform the presenters of the need for fulfillment of all requirements and to take any other action as may be necessary or advisable to cause such irregularity to be corrected.

          3. Any person designated in writing by the Issuer (a "Designated Officer") (such approval, if given orally, to be confirmed in writing) or any other party designated by any such Designated Officer in writing may authorize you to waive any irregularities in connection with any tender of Old Notes pursuant to the Exchange Offer. You agree not to waive any such irregularities without the prior consent of a Designated Officer.

          4. Tenders of Old Notes may be made only as set forth in the Letter of Transmittal and in the section of the Prospectus captioned "The Exchange Offer - Procedures for Tendering," and Old Notes shall be considered properly tendered to you only when tendered in accordance with the procedures set forth therein.

          Notwithstanding the provisions of this paragraph 4, Old Notes which any Designated Officer of the Issuer shall approve as having been properly tendered shall be considered to be properly tendered (such approval, if given orally, shall be confirmed in writing).

          5. You shall promptly advise the Issuer in accordance with the procedures set forth in paragraph 25 below of any Old Notes that are received after the Expiration Date and accept the Issuer's instructions with respect to disposition of such Old Notes.

          6.   You shall accept tenders:

               (a) in cases where the Old Notes are registered in two or more names only if signed by all named holders;

          (b) in cases where the signing person (as indicated on the Letter of Transmittal) is acting in a fiduciary or a representative capacity only when proper evidence of such person's authority so to act is submitted;

          (c) from persons other than the registered holder of Old Notes provided that customary transfer requirements, including payment of any
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applicable transfer taxes, are fulfilled; and

          (d) in all other cases where the requirements set forth in the instructions in the Letter of Transmittal have been satisfied.

          You shall accept partial tenders of Old Notes where so indicated and as permitted in the Letter of Transmittal or as advised pursuant to paragraph 4 above and deliver certificates

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for Old Notes to the transfer agent for split-up and return any untendered Old
Notes to the holder (or such other person as may be designated in the Letter of Transmittal) as promptly as practicable after expiration or termination of the Exchange Offer.

          7. Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuer will notify you of its acceptance, promptly after the Expiration Date, of all Old Notes properly tendered and you, on behalf of the Issuer, will exchange such Old Notes for New Notes and notify the Issuer and the Trustee of the completion of that exchange. Delivery of New Notes will be made on behalf of the Issuer by you at the rate of $1,000 principal amount of New Notes for each $1,000 principal amount of the corresponding series of Old Notes tendered promptly after notice (such notice, if given orally, to be confirmed in writing) of acceptance of said Old Notes by the Issuer; provided, however, that
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in all cases, Old Notes tendered pursuant to the Exchange Offer will be exchanged only after timely receipt by you of (i) certificates for such Old Notes (or confirmation of book-entry transfer to your account at the Book-Entry Transfer Facility) and (ii) a Letter of Transmittal (or facsimile thereof) which appears, after due examination by you pursuant to paragraph 2 hereof, to be properly completed and duly executed in accordance with instructions set forth therein, together with any required signature guarantees and any other required documents or (in the case of a book-entry transfer) an Agent's Message in lieu of such Letter of Transmittal. Old Notes may be tendered in whole or in part in denominations of principal amount of $1,000 and integral multiples thereof. You shall exchange each such Old Note for a New Note having a principal amount equal to that of the surrendered Old Note.

          8. Tenders pursuant to the Exchange Offer are irrevocable, except that, subject to the terms and upon the conditions set forth in the Prospectus and the Letter of Transmittal, Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time on or prior to 5:00 P.M., New York City time, on the Expiration Date by following the procedures set forth in the section of the Prospectus captioned "The Exchange Offer - Withdrawal of Tenders."

          9. The Issuer shall not be required to exchange any Old Notes tendered if any of the conditions set forth in the Exchange Offer are not met. Notice of any decision by the Issuer not to exchange any Old Notes tendered shall be given orally (and confirmed in writing) or in writing by the Issuer to you.

          10. If, pursuant to the Exchange Offer, the Issuer does not accept for exchange all or part of the Old Notes tendered because of an invalid tender, the occurrence of certain other events set forth in the Prospectus under the caption "The Exchange Offer - Certain Conditions to the Exchange Offer" or otherwise, you shall promptly after the expiration or termination of the Exchange Offer return those certificates for unaccepted Old Notes (or effect appropriate book-entry transfer), together with any related required documents and the Letters of Transmittal relating thereto that are in your possession, to the persons who deposited them.

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          11.  All certificates for reissued Old Notes, unaccepted Old Notes or for New Notes shall be forwarded by (a) first-class certified mail, return receipt requested, under a blanket surety bond protecting you from loss or liability arising out of the non-receipt or non-delivery of such certificates,
(b) by registered mail insured separately for the replacement value of each of such certificates, or (c) by appropriate book-entry transfer.

          12. You are not authorized to pay or offer to pay any concessions, commissions or solicitation fees to any broker, dealer, bank or other persons or to engage or utilize any person to solicit tenders, although you may use agents previously approved in writing by the Issuer to perform your duties hereunder if each such agent agrees to be bound by the provisions of this Letter.

          13.  As Exchange Agent you:

          (a) shall have no duties or obligations other than those specifically set forth in the section of the Prospectus captioned "The Exchange Offer," in the Letter of Transmittal or herein or as may be subsequently agreed to in writing by you and the Issuer, provided, however, that in no way will your
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general duty to act in good faith be discharged by the foregoing;

          (b) will be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of any of the certificates or the Old Notes represented thereby deposited with you pursuant to the Exchange Offer, and will not be required to make any representation and will make no representation, as to the validity, sufficiency, value or genuineness of the Exchange Offer;

          (c) shall not be obligated to take any legal action hereunder which might in your reasonable judgment involve any expense or liability, unless you shall have been furnished with reasonable indemnity;

          (d) may reasonably rely on and shall be protected in acting in reliance upon any certificate, instrument, opinion, notice, letter, telegram or other document or security delivered to you and reasonably and in good faith believed by you (after due inquiry) to be genuine and to have been signed by the proper party or parties;

          (e) may reasonably act upon any tender, statement, request, agreement or other instrument whatsoever not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which you shall reasonably and in good faith believe (after due inquiry) to be genuine or to have been signed or represented by a proper person or persons;

          (f) may rely on and shall be protected in acting upon written or oral instructions from any Designated Officer of the Issuer;

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          (g) may consult with your counsel with respect to any questions relating to your duties and responsibilities and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by you hereunder in good faith and in accordance with the advice or opinion of such counsel;

          (h) shall not advise any person tendering Old Notes pursuant to the Exchange Offer as to the wisdom of making such tender or as to the market value or decline or appreciation in market value of any Old Notes; and

          (i) may resign by delivery of 30 days' prior written notice to the Issuer, provided such resignation shall not be effective unless a successor Exchange Agent reasonably acceptable to the Issuer shall have, prior to the effectiveness of such resignation, assumed your duties hereunder.

          14. You shall take such action as may from time to time be requested by the Issuer or its counsel or any Designated Officer of the Issuer (and such other action as you may reasonably deem appropriate) to furnish copies of the Prospectus, the Letter of Transmittal and the Notice of Guaranteed Delivery accompanying the Prospectus or such other forms as may be approved from time to time by the Issuer to all persons requesting such documents and to accept and comply with telephone requests for information relating to the Exchange Offer, provided that such information shall relate only to the procedures for accepting
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(or withdrawing from) the Exchange Offer.  The Issuer will furnish you with sufficient copies of such documents at your request. All other requests for information relating to the Exchange Offer shall be directed to:

                    G+G Retail, Inc.
                    520 Eighth Avenue
                    New York, NY  10018
                    Attention:  Michael Kaplan
                                Chief Financial Officer
                    Telephone:      (212) 279-4961
                    Facsimile:      (212) 643-4319

          15. You shall advise, by facsimile transmission or telephone, and promptly thereafter confirm in writing, Michael Kaplan, Chief Financial Officer of the Issuer (with a copy to Mark Selinger, Esq. of Kaye, Scholer, Fierman, Hays & Handler, LLP), in each case at the addresses set forth below for notices, and such other person or persons as the Issuer may reasonably request, daily (and more frequently during the week immediately preceding the Expiration Date and if otherwise requested) up to and including the Expiration Date, as to the number of Old Notes which have been tendered pursuant to the Exchange Offer and the items received by you pursuant to this Agreement, separately reporting and giving cumulative totals as to items properly received and items improperly received. In addition, you will also inform, and cooperate in making available to, the Issuer or any such other person or persons, upon oral request made from time to time on or prior to the Expiration Date, of such other information as

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the Issuer or such person reasonably requests.  Such cooperation shall include, without limitation, the granting by you to the Issuer and such persons as the Issuer may request of reasonable access to those persons on your staff who are responsible for receiving tenders, in order to ensure that immediately prior to the Expiration Date the Issuer shall have received information in sufficient detail to enable it to decide whether to extend the Exchange Offer. You shall prepare a final list of all persons whose tenders were accepted, the aggregate principal amount of Old Notes tendered, the aggregate principal amount of Old Notes accepted and deliver said list to the Issuer promptly after the Expiration Date.

          16. Any Letters of Transmittal and Notices of Guaranteed Delivery which are received by the Exchange Agent shall be stamped by you as to the date and the time of receipt thereof and shall be preserved by you for a period of time at least equal to the period of time you preserve other records pertaining to the transfer of securities. You shall dispose of unused Letters of Transmittal and other surplus materials by returning them to the Issuer at the address set forth below for notices.

          17. You hereby expressly waive any lien, encumbrance or right of set-off whatsoever that you may have with respect to funds deposited with you for the payment of transfer taxes by reasons of amounts, if any, borrowed by the Issuer, or any of its subsidiaries or affiliates pursuant to any loan or credit agreement with you or for compensation owed to you hereunder.

          18. For services rendered as Exchange Agent hereunder, you shall be entitled to such compensation as has previously been agreed to by the parties, plus reimbursement of your reasonable out-of-pocket expenses after submission to the Issuer of an itemized statement in reasonable detail.

          19. You hereby acknowledge receipt of the Prospectus, the Letter of Transmittal and the Notice of Guaranteed Delivery and further acknowledge that you have examined relevant portions mentioned herein of each of them. Any inconsistency between this Agreement, on the one hand, and the Prospectus, the Letter of Transmittal and the Notice of Guaranteed Delivery (as they may be amended from time to time), on the other hand, shall be resolved in favor of the latter three documents, except with respect to the duties, liabilities and indemnification of you as Exchange Agent, which shall be controlled by this Agreement.

          20. (a) The Issuer covenants and agrees to indemnify and hold you harmless in your capacity as Exchange Agent hereunder against any loss, liability, cost or expense, including reasonable attorneys' fees and expenses, arising out of or in connection with any act, omission, order, request, notice, instruction or other instrument or document reasonably believed by you to be valid, genuine and sufficient and in accepting any tender or effecting any transfer of Old Notes reasonably believed by you in good faith to be authorized, and in delaying or refusing in good faith to accept any tenders or effect any transfer of Old Notes; provided, however, that the Issuer shall not be liable
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for indemnification or otherwise for any loss, liability, cost or expense to the extent arising out of your negligence, willful misconduct or bad faith. In no case

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shall the Issuer be liable under this indemnity with respect to any claim against you unless the Issuer shall be notified by you, by letter or by facsimile confirmed by letter, of the assertion of a claim against you or of any other action commenced against you, promptly after you shall have received any such assertion or notice of commencement of action. The Issuer shall be entitled to participate at its own expense in the defense of any such claim or other action, and if the Issuer so elects, the Issuer may assume the defense of any suit brought to enforce any such claim. In the event that the Issuer shall assume the defense of any such suit or threatened action in respect of which indemnification may be sought hereunder, the Issuer shall not be liable for the fees and expenses of any additional counsel thereafter retained by you so long as you consent to the Issuer's retention of counsel, which consent may not be unreasonably withheld; provided that the Issuer shall not be entitled to assume
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the defense of any such action if representation of both the Issuer and you by the same legal counsel would, in the written opinion of counsel to you, be inappropriate due to actual or potential conflicting interests between you and the Issuer. It is understood that the Issuer shall not be liable under this paragraph for the fees and expenses of more than one legal counsel for you, unless such action involves more than one jurisdiction. In the event that the Issuer shall assume the defense of any such suit, the Issuer shall not thereafter be liable for the fees and expenses of any counsel retained by you.

          (b) You agree that, without the prior written consent of the Issuer, you will not settle, compromise or consent to the entry of any pending or threatened claim, action or proceeding in respect of which indemnification could be sought in accordance with the indemnification provisions of this Agreement (whether or not you or the Issuer or any of its trustees, or controlling persons, is an actual or potential party to such claim, action or proceeding), unless the Issuer consents thereto, which consent shall not be unreasonably withheld. The Issuer need not pay for any settlement made without its consent.

          21. This Agreement and your appointment as Exchange Agent hereunder shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, and without regard to conflicts of law principles, and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of each of the parties hereto.

          22. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          23. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          24. This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. This Agreement may not be modified orally.

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          25.  Unless otherwise provided herein, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party, addressed to it, at its address or facsimile number set forth below:

          If to the Issuer:

               G+G Retail, Inc.
               520 Eighth Avenue
               New York, New York  10018
               Facsimile:  (212) 643-4319
               Attention: Chief Financial Officer

          with copies to:

               Kaye, Scholer, Fierman, Hays & Handler, LLP
               425 Park Avenue
               New York, New York  10022
               Facsimile:  (212) 836-8689
               Attention: Mark S. Selinger, Esq.

          and

               Shack & Siegel, P.C.
               530 Fifth Avenue
               16th Floor
               New York, New York  10036
               Facsimile: (212) 730-1964
               Attention: Donald D. Shack, Esq.

          If to the Exchange Agent:

               U.S. Bank Trust National Association
               100 Wall Street
               Suite 1600
               New York, New York  10005
               Telephone: (212) 361-2894
               Facsimile:  (212) 809-5459
               Attention: Corporate Trust Services

          26. Unless terminated earlier by the parties hereto, this Agreement shall terminate 90 days following the Expiration Date. Notwithstanding the foregoing, Paragraphs 18 and 20 shall survive the termination of this Agreement. Upon any termination of this

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Agreement, you shall promptly deliver to the Issuer any certificates for Notes, funds or property then held by you as Exchange Agent under this Agreement.

          27. This Agreement shall be binding and effective as of the date first above written.

          Please acknowledge receipt of this Agreement and confirm the arrangements herein provided by signing and returning the enclosed copy.

                              G+G RETAIL, INC.


                              By:
                                  ------------------------------------------
                                  Michael Kaplan
                                  Vice President and Chief Financial Officer


Accepted as of the date first above written:

U.S. BANK TRUST NATIONAL ASSOCIATION


By:
    --------------------------------
    Name:
    Title:

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